UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Storm Cat Energy Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1400 16th Street, Suite 510, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

              _X_

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

___

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

COMMON SHARES, WITHOUT PAR VALUE	THE AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.

Description of Registrant’s Securities To Be Registered.

The description of common shares, without par value, of the Registrant, under the heading “Item 10. Additional Information,” excluding specifically the subheadings entitled “Escrowed Shares,” “Flow-Through Shares,” “Stock Options,” “Statement by Experts,” and “Documents on Display,” in the Registrant’s Annual Report on Form 20-F (SEC File No. 000-49947), filed with the Securities and Exchange Commission on July 5, 2005, as subsequently amended by any amendments to such Annual Report, is incorporated herein by reference.

Item 2.

Exhibits.

Not Applicable.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Storm Cat Energy Corp.

Date:  September 23, 2005

By:

/s/  Paul Wiesner

Paul Wiesner

Chief Financial Officer